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EXHIBIT 23.1


Weinberg & Company, P.A.
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CERTIFIED PUBLIC ACCOUNTANTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement of 37 Point 9 and Subsidiaries our report for the year ended December 31, 2001 dated April 13, 2002 and the quarter ended March 31, 2002, relating to the financial statements of 37 Point 9 and Subsidiaries which appear in such Form S-8, and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                                    /s/ Weinberg & Company, P.A.
                                                    ----------------------------
                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants

Boca Raton, Florida
May 22, 2002